SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          UNITED DOMINION REALTY TRUST
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                             [UNITED DOMINION LOGO]

                                  REALTY TRUST


                                                            March 26, 1999
   Dear Fellow Shareholders:


     Please accept my personal invitation to attend the Annual Meeting of Shareholders to be held on Tuesday, May 11, 1999, at 4:00 p.m. at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia. A map to the Omni is located on your proxy card.

     The formal business to be conducted at the meeting will be the election of directors. We will also review 1998, report on recent financial results and discuss expectations for the future. The directors and senior management will be available to answer your questions during the meeting and afterward when you will have the opportunity to speak informally with the directors and officers of the Company.

     We rely upon all shareholders to execute and return their proxies promptly in order to avoid costly proxy solicitation. If you attend the Annual Meeting, as I hope you do, you may withdraw your proxy at the meeting and vote your shares in person from the floor. Your vote is important to the Company.

          Thank you.


                             Sincerely,


                             UNITED DOMINION REALTY TRUST, INC.

                             /s/ John P. McCann
                             JOHN P. MCCANN
                             CHAIRMAN OF THE BOARD



                       UNITED DOMINION REALTY TRUST, INC.
   10 South Sixth Street o Richmond, Virginia 23219-3802 o Tel: 804.780.2691
                               o Fax: 804.343.1912

                             [UNITED DOMINION LOGO]





                                                                 March 26, 1999




                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

               TO BE HELD ON TUESDAY, MAY 11, 1999 AT 4:00 P.M.



The Annual Meeting of Shareholders (the "Annual Meeting") of United Dominion Realty Trust, Inc. (the "Company") will be held at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia, on Tuesday, May 11, 1999, at 4:00 p.m., for the following purposes:

1. To elect eleven directors to serve for the ensuing year.

2. To transact such other business as may properly come before the meeting.

The holders of shares of Common Stock of record at the close of business on March 5, 1999 (the "Record Date") are entitled to vote at the Annual Meeting. If you are present at the Annual Meeting, you may vote in person even though you have previously delivered your proxy.



                                  By Order of the Board of Directors


                                  /s/ Katheryn E. Surface
                                  Katheryn E. Surface
                                  CORPORATE SECRETARY



WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                               TABLE OF CONTENTS





                                                                     PAGE
                                                                    -----
General Information About Voting                                       2
Election of Directors                                                  2
Board of Directors and Committees                                      4
  Executive Committee                                                  4
  Compensation Committee                                               5
  Corporate Governance Committee                                       5
  Audit Committee                                                      5
Compensation of Directors                                              6
Ownership of Equity Securities                                         6
Indebtedness of Management to the Company                              8
Compensation of Executive Officers                                     8
Compensation Committee Report on Executive Compensation                10
  Compensation Design and Philosophy                                   10
  Base Salary                                                          11
  Annual Incentives                                                    11
  Long Term Incentives                                                 12
  Employment Agreements                                                14
Performance Graph                                                      15
Independent Public Accountants                                         16
Matters to be Presented at the 2000 Annual Meeting of Shareholders     16
Other Matters                                                          16

                             [UNITED DOMINION LOGO]




                                PROXY STATEMENT



                                MARCH 26, 1999
GENERAL INFORMATION ABOUT VOTING

     The enclosed proxy is solicited by the directors of the Company for the Annual Meeting to be held at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia, at 4:00 p.m. on Tuesday, May 11, 1999. You may revoke the proxy at any time prior to voting by notifying the persons named on the card of your intention to revoke or by conduct inconsistent with continued effectiveness of the proxy, such as delivering a later dated proxy or voting in person at the Annual Meeting. Shares represented by executed proxies will be voted, unless a different specification is made, FOR election as directors of all of the persons nominated for directors. This proxy statement and the enclosed proxy card were mailed beginning on or before March 26, 1999 to common shareholders of record at the close of business on the Record Date. The Company has mailed each holder of Common Stock of record as of the Record Date an Annual Report that includes audited financial statements for the year ended December 31, 1998.

     At the close of business on the Record Date, there were 104,060,609 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock has one vote on all matters, including those to be acted upon at the Annual Meeting. The holders of a majority of the Common Stock present at the Annual Meeting in person or represented by proxies will constitute a quorum. If a quorum is present, the affirmative vote of a plurality of the shares of Common Stock voting at the Annual Meeting is required to elect directors.

     Shareholders who wish to abstain from voting on any matter to be voted on at the Annual Meeting may do so by specifying that their vote on the matter be withheld in the manner provided in the enclosed proxy, and the shares otherwise votable by such shareholders will not be included in determining the number of shares voted on such matter. The Company will comply with instructions in a proxy executed by a broker or other nominee shareholder that less than all of the shares of which such shareholder is the holder of record on the Record Date are to be voted on a particular matter. All such shares which are not voted ("broker non-votes") will be treated as shares as to which vote has been withheld.

     Notices of revocation of proxies should be sent to the Company at 10 South Sixth Street, Richmond, Virginia 23219-3802, Attention: Investor Services.

     THE COMPANY WILL PROVIDE SHAREHOLDERS, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1998, ON WRITTEN REQUEST TO THE MAILING ADDRESS SET FORTH ABOVE.


ELECTION OF DIRECTORS

     Eleven directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, except in the event of death, resignation or removal. Unless otherwise specified, proxies solicited hereby will be voted FOR election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would render any nominee named herein unavailable. All of the nominees are now members of the Board of Directors and, other than Messrs. Freeman and Klingbeil, were elected at the 1998 Annual Meeting of Shareholders. Messrs. Freeman and Klingbeil were appointed to the Board at the closing of the acquisition of American Apartment Communities II, Inc. ("AAC II") in December 1998. Mr. Williams, a director of the Company since 1972, and Chairman of the Board from 1977 until 1996, will retire from the Board at the Annual Meeting.

     The nominees, their ages, the year of election of each to the Board, their principal occupations during the past five years or more, and directorships of each in other companies, are as follows:



     JEFF C. BANE, 69, is President of Blake & Bane Inc., Richmond, Virginia, real estate brokers. He is a director of F&M Bank, Richmond, Virginia. He was first elected to the Board in 1972.

     R. TOMS DALTON, JR., 66, is of counsel and a former partner with Allen & Carwile, Waynesboro, Virginia, attorneys. He is a director of First Virginia Bank of Augusta, Waynesboro, Virginia. He was first elected to the Board in 1973.

     ROBERT P. FREEMAN, 53, has been Managing Director, Lazard Freres & Co., L.L.C., New York, New York, since January 1, 1998, and is a principal and past president of Lazard Freres Real Estate Investors, L.L.C. ("LFREI"). Mr. Freeman is also a managing member of Prometheus Realty Investors, L.L.C., and a director of Atlantic American Properties, Inc., The Rubenstein Company, Atria Senior Quarters, Inc., ARV Assisted Living, Inc. and American Apartment Communities
III. He was appointed to the Board in connection with the acquisition of AAC II (the "AAC Merger"). Mr. Freeman is a nominee, together with Mr. Klingbeil, selected pursuant to provisions of the AAC Merger agreement giving L. F. Strategic Realty Investors, L.P. ("LFSRI"), a partnership controlled by LFREI, the right to select two nominees as holder of the shares of the Company's Series D Cumulative Convertible Redeemable Preferred Stock ("Series D Preferred Stock") issued in the AAC Merger.

     JON A. GROVE, 55, was the Chairman of the Board, President and Chief Executive Officer of ASR Investments Corporation ("ASR") since its organization in 1987 until its acquisition by the Company in 1998. He is also a director of American Southwest Holdings, Inc., in Phoenix, Arizona. Under the terms of the Company's agreement for the acquisition of ASR, Mr. Grove was to be nominated as a director at the 1999 annual meeting. Mr. Grove was appointed to the Board of Directors in 1998 concurrently with the Company's acquisition of ASR.

     JAMES D. KLINGBEIL, 63, has been the Chairman and Chief Executive Officer of American Apartment Communities III, a privately owned real estate investment trust ("REIT") based in San Francisco, California, since 1997. He was Chairman and Chief Executive Officer of AAC II from 1995 until its acquisition by the Company in December 1998. He is also Chairman and CEO of The Klingbeil Company and Khempco Building Supply Company. He is a director of Burnham Pacific Properties, Inc. and numerous private companies. He was appointed to the Board in connection with the acquisition of AAC II. Mr. Klingbeil is a nominee, together with Mr. Freeman, selected pursuant to provisions of the AAC Merger agreement giving LFSRI, a partnership controlled by LFREI, the right to select two nominees as holder of the shares of the Series D Preferred Stock issued in the AAC Merger.

     BARRY M. KORNBLAU, 49, a private investor, was employed by the Company as Director of Apartments until April 18, 1997. He is also a director of Commerce Bank of Virginia, RentGrow, Inc. and Virginia Community Development Corporation. He was first elected to the Board in 1993.

     JOHN P. MCCANN, 54, is Chairman of the Board and Chief Executive Officer of the Company and served as President from 1974 until the December 1998 meeting of the Board. He is a director of LandAmerica Financial Group, Inc. (formerly Lawyers Title Insurance Corporation), Richmond, Virginia, and Storage USA, Inc., Memphis, Tennessee. He was first elected to the Board in 1978.

     LYNNE B. SAGALYN, Ph.D., 51, is the Earle W. Kazis and Benjamin Schore Director of the M.B.A. Real Estate Program at Columbia University's Graduate School of Business and has been a professor in its Finance and Economics Division since 1992. From 1991 to 1992, she was a visiting professor at Columbia University. From 1987 to 1991, she was an associate professor of Planning and Real Estate Development at Massachusetts Institute of Technology. Dr. Sagalyn is a trustee of Capital Trust, a public real estate company that specializes in real estate lending, and a director of The Retail Initiative. She was first elected to the Board in 1996.

     MARK J. SANDLER, 56, was a senior managing director of Bear, Stearns & Co., Inc., an investment banking firm, in charge of its real estate operations from prior to 1987 until his retirement in October 1988. Since that time, Mr. Sandler has managed his personal and family investments. Mr. Sandler was a director of South West Property Trust Inc. ("South West") at the time it was acquired by the Company in 1996. He was first elected to the Board in 1996.

     ROBERT W. SCHARAR, 50, is President and a director of FCA Corp., a registered investment advisor, which he founded in 1983. He is also president and a director of FCA Investment Company, a small business investment company, and serves as a trustee of First Commonwealth Mortgage Trust and of United Investors Realty Trust, both of which are REITs. Mr. Scharar is also past president of the American Association of Attorneys - CPAs and was a director of South West at the time it was acquired by the Company in 1996. He was first elected to the Board in 1996.

     JOHN S. SCHNEIDER, 60, is the President and Chief Operating Officer of the Company and the Vice Chairman of the Board. He was the former Chief Executive Officer and Chairman of the Board of South West or a predecessor from 1973 through 1996. He was first elected to the Board in 1996.



BOARD OF DIRECTORS AND COMMITTEES

     During 1998, the Board held eight meetings (including one special meeting). Each director attended at least 75% of the meetings of the Board and of the committee or committees to which he or she was assigned. The Board has established an Executive Committee, a Compensation Committee, a Corporate Governance Committee and an Audit Committee as its standing committees. The Company does not have a nominating committee, but, as noted below, the Corporate Governance Committee performs the functions of a typical nominating committee.


EXECUTIVE COMMITTEE
MEMBERS: FREEMAN, MCCANN, SAGALYN, SANDLER AND SCHNEIDER

     The Board of Directors reactivated the Executive Committee in 1998. The members of the Executive Committee are the chairpersons of each of the other Committees of the Board, and Messrs. McCann and Schneider. The Executive
Committee:

   o has, to the extent permitted by law, all powers of the Board of Directors, except those powers specifically denied by the Board.

   o serves as the Board's steering committee and recommends matters for board action.

   o met two times in 1998.

COMPENSATION COMMITTEE
MEMBERS: FREEMAN (CHAIR), DALTON, GROVE, SANDLER AND WILLIAMS

     The Compensation Committee:

   o sets directors' fees and the compensation of the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer.

   o administers the contributions and awards, if any, under the 401(k) and profit sharing plans and management incentive programs, and other management compensation, if any.

   o approves the calculation of incentive/bonus compensation under the employment agreements described in the "Employment Agreements" section.

   o recommends for Board approval appropriate changes in director compensation.

   o sets annual objectives, subject to full Board approval, for the Chief Executive Officer and approves annual objectives for the Chief Operating Officer and Chief Financial Officer.

   o met four times in 1998.


CORPORATE GOVERNANCE COMMITTEE
MEMBERS: SANDLER (CHAIR), GROVE, KLINGBEIL, KORNBLAU AND SCHARAR

     The Board of Directors formed the Corporate Governance Committee in 1998. The Corporate Governance Committee:

     o exercises general oversight of Board governance matters.

     o reviews and evaluates effectiveness, procedures and practices of the Board and its members.

     o considers and recommends nominees for election to the Board and the composition of the Board and its committees.

     o met two times in 1998.


AUDIT COMMITTEE
MEMBERS: SAGALYN (CHAIR), BANE, KLINGBEIL, MINOR AND SCHARAR

     The Audit Committee:

     o reviews the financial reporting practices of the Company and the external audit function.

     o oversees the integrity of the Company's financial records.

     o oversees compliance with the Company's policies, plans and procedures, as well as laws and regulations.

     o hires the independent auditor.

     o met four times in 1998.

COMPENSATION OF DIRECTORS

   o For 1998, directors were paid annual retainer fees of $15,000 plus $1,000 for each regular meeting attended and $300 for each phone meeting. During 1998, the directors as a group (other than Messrs. McCann, Dolphin and Schneider, who received no additional compensation for serving as directors) received fees of $206,260.

   o Each independent director also receives an automatic annual grant of 2,000 stock options upon reelection.

   o Any independent director retiring from the Board after at least twenty years of service will receive $5,000 per year for the five years following retirement.

   o For 1999, the Board determined that annual retainer fees will be paid in the form of an annual grant of stock options based on the closing price of Common Stock on the first business day of the calendar year. Options valued at approximately $15,000 were granted at the closing market price on the first business day of 1998 and vest in equal amounts on the first day of each quarter of 1998.


OWNERSHIP OF EQUITY SECURITIES

     Beneficial ownership1 of shares of Common Stock as of the Record Date by each director, each Named Executive and all directors and executive officers as a group of the Company and nominees for election at the Annual Meeting, including (1) shares deemed owned as a consequence of ownership of stock options exercisable within 60 days; (2) shares the Company may issue on redemption of units ("OP Units") in United Dominion Realty, L.P. ("UDRLP"), the Company's operating partnership, redeemable within 60 days; and (3) shares issuable on conversion of Series D Preferred Stock, is indicated in the table below. Except as otherwise indicated in the footnotes, each person named in the table and included in the director/officer group has sole voting and investment powers as to such shares, or shares such powers with his or her spouse and minor children, if any. As of the Record Date, there are no shareholders known to the Company who own beneficially 5% or more of the outstanding shares of Common Stock, other than LFSRI, which owns all outstanding shares of the Series D Preferred Stock that is convertible into Common Stock as described in the table below.
















----------
1"Beneficial ownership" has been determined by the Securities and Exchange Commission (the "Commission") and is not to be construed as an admission that any of such shares are in fact beneficially owned by any person.

                                                            AMOUNT AND NATURE
                                                         OF BENEFICIAL OWNERSHIP
                                                  --------------------------------------
                                                                      SHARES FOR WHICH      TOTAL BENEFICIAL OWNERSHIP
                                                      SHARES        BENEFICIAL OWNERSHIP   ----------------------------
                    NAME OF                        BENEFICIALLY       CAN BE ACQUIRED        NUMBER OF       PERCENT
                BENEFICIAL OWNER                     OWNED (1)       WITHIN 60 DAYS (2)     SHARES (2)     OF CLASS (2)
-----------------------------------------------   --------------   ---------------------   ------------   -------------
Jeff C. Bane (3) ..............................        115,829              19,500            135,329           .11%
R. Toms Dalton, Jr. ...........................         54,320              17,500             71,820           .06%
Robert P. Freeman (4) .........................             --               7,500              7,500           .01%
Jon A. Grove ..................................        389,078               9,500            398,578           .33%
James D. Klingbeil (5) ........................             --               7,500              7,500           .01%
Barry M. Kornblau .............................        271,035             144,009            415,044           .34%
Lynne B. Sagalyn ..............................          2,500              18,500             21,000           .02%
Mark J. Sandler (7) ...........................         89,432              11,500            100,932           .08%
Robert W. Scharar .............................         33,172              11,500             44,672           .04%
C. Harmon Williams, Jr. (3) ...................        110,604              19,500            130,104           .11%
John S. Schneider (6) .........................        453,937              89,593            543,530           .45%
John P. McCann (3) (6) ........................        413,400             432,985            846,385           .70%
James Dolphin .................................        173,821             284,064            457,885           .38%
Richard A. Giannotti (6) ......................         80,446              78,373            158,819           .13%
Mark E. Wood (6) ..............................         29,000              11,666             40,666           .03%
All directors and executive officers as a group
 (15 persons) .................................      2,121,574           1,163,190          3,379,764          2.80%
All directors and officers as as a group
 (57 persons) .................................      2,416,196           1,641,234          4,057,430          3.36%
5% Owners
 LFSRI ........................................     12,307,692                  --         12,307,692          10.2%

----------
(1) Includes shares purchased pursuant to the Officers' Stock Purchase and Loan Program.

(2) Assumes (i) conversion of all outstanding Series D Preferred Stock; (ii) exercise in full of all options exercisable within 60 days; and (iii) redemption in exchange for Common Stock of all OP Units redeemable within 60 days.

(3) Includes, in the case of Messrs. McCann, Bane and Williams and all directors and officers as a group, 47,500 shares owned by Planned Property Realty Corp., of which Mr. McCann is President and 50% shareholder and of which Messrs. Bane and Williams are each 25% shareholders.

(4) Does not include shares of Series D Preferred Stock outstanding which are indirectly beneficially owned by LFSRI. Mr. Freeman, who is a principal of the general partner of LFSRI, has disclaimed beneficial ownership of these shares.

(5) Mr. Klingbeil owns 1,071,906 OP Units which are not redeemable until December 7, 1999.

(6) Does not include 284,548 shares, 180,407 shares, 93,559 shares and 33,334 shares issuable upon the exercise of options granted to Messrs. McCann, Schneider, Giannotti and Wood, respectively, which are not exercisable within 60 days.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
(7) Mr. Sandler filed a late Form 4 in January of 1999 with respect to a purchase of Common Stock in July of 1998.

CERTAIN TRANSACTIONS

     In a transaction related to the AAC Merger, certain limited partners of American Apartment Communities II, L.P., AAC II's operating partnership ("AACLP"), including two entities controlled by Mr. Klingbeil, contributed their partnership interests in AACLP to UDRLP in exchange for a total of 5,359,532 OP Units, and Mr. Klingbeil contributed his interest in AACLP to UDRLP for $1,127,570 in cash. In the AAC Merger, the Company also issued 8,000,000 shares of Series D Preferred Stock to LFSRI, an affiliate of Lazard Freres & Co., L.L.C., of which Mr. Freeman is a Managing Director.

     The Company determined the purchase price for the AAC Merger on the basis of its analysis of the portfolio of apartment properties owned by AAC and the expected effects of the transaction on its earnings and shareholder value in the long-term. The purchase price consisted of cash, assumption of debt, OP Units and Series D Preferred Stock, which, except for assumption of debt, were allocated among the various affiliated selling entities and persons, including Mr. Klingbeil, the partnerships controlled by him and LFSRI, in accordance with their directions.


INDEBTEDNESS OF MANAGEMENT TO THE COMPANY

     The directors and executive officers of the Company listed in the table below are indebted to the Company for Common Stock purchased pursuant to the Company's 1991 Stock Purchase and Loan Plan (the "Stock Purchase Plan"). The table indicates the largest amount of the indebtedness outstanding since the beginning of fiscal year 1998 and the amount outstanding at March 31, 1999. As provided in the Stock Purchase Plan, such indebtedness bears interest at 7% per annum.


                                                          MAXIMUM                 MAXIMUM
                                                        INDEBTEDNESS           INDEBTEDNESS
                      NAME                         SINCE JANUARY 1, 1998     AT MARCH 31, 1999
                    -------                         -----------------------   ------------------
John P. McCann ................................          $1,656,992             $1,613,813
John S. Schneider .............................             156,404                155,579
James Dolphin .................................             841,968                823,042
Richard A. Giannotti ..........................             602,274                592,383
Mark E. Wood ..................................                  --                     --
Curtis W. Carter ..............................             516,175                504,124
Walter J. Lamperski ...........................             178,647                176,968
Robert L. Landis ..............................             186,824                185,532
Katheryn E. Surface ...........................             339,447                335,205
All directors and executive officers as a group
 (19 persons) .................................           4,478,731              4,386,646

COMPENSATION OF EXECUTIVE OFFICERS

     The following table presents information relating to total compensation during the fiscal years ended December 31, 1998, 1997 and 1996, of the chief executive officer and the persons who were the four executive officers serving at the end of fiscal 1998 who were most highly compensated for that year or who served as executive officers during 1998 and would have been among the four most highly compensated executive officers serving at 1998 year end if they were then serving as executive officers (collectively, the "Named Executives"):

                          SUMMARY COMPENSATION TABLE





                                                                                      LONG TERM COMPENSATION
                                                                              ---------------------------------------
                                                                                         AWARDS              PAYOUTS
                                                                              ----------------------------- ---------
                                                               OTHER         RESTRICTED   SECURITIES
    NAME AND                        BASE                       ANNUAL          STOCK      UNDERLYING      LTIP       ALL OTHER
PRINCIPAL POSITION        YEAR     SALARY       BONUS       COMPENSATION       AWARDS      OPTIONS       PAYOUTS    COMPENSATION (1)
-------------------      ------ ----------- ------------- ---------------- ------------ ---------------- --------------------------
John P. McCann           1998    $374,000      $  56,000(3)         --             --      220,000          --      $   --
 Chief Executive         1997     363,000        119,400            --             --      160,000(2)       --         805
 Officer                 1996     335,000         53,626            --             --       65,000          --       2,590
John S. Schneider        1998    $266,000      $  56,000(3)         --             --      150,000          --      $   --
 President and           1997     258,300        107,100            --             --      150,000(2)       --         805
 Chief Operating         1996          --             --            --             --           --          --          --
 Officer
James Dolphin            1998    $230,000      $      --            --             --           --          --      $     (4)
 Executive Vice          1997     223,300         68,000            --             --      120,000          --         805
 President               1996     186,000         35,000            --             --       32,500          --       2,590
 and Chief Financial
 Officer
Richard A. Giannotti     1998    $175,000      $  52,000            --             --       33,333          --      $   --
 Senior Vice President   1997     153,300         56,700            --             --       70,000(2)       --         805
 Director of             1996     134,500         21,053            --             --       30,000          --          --
 Development-East
Mark E. Wood             1998    $138,000      $  86,775            --             --       33,333          --      $   --
 Vice President and      1997     124,000          8,000            --             --       20,000(2)       --         805
 Director of             1996          --             --            --             --           --          --          --
 Development-West


----------
(1) Represents contributions to the Profit Sharing Plan for each of the Named Executives.

(2) For Messrs. McCann, Schneider, Giannotti and Wood, 106,667, 80,000, 33,333 and 13,333, respectively of their stock options granted on December 9, 1997, at $14.25 were cancelled. See "Long Term Incentives" in Compensation Committee Report on Executive Compensation.

(3) Messrs. McCann and Schneider each received $30,000 of their 1998 bonus in the form of a grant of stock options, with each option being valued at $1.00 using the Black-Scholes fair value pricing model.

(4) Beginning in January 1999, severance compensation of $500,000 is payable to Mr. Dolphin in twenty-four equal monthly installments of $20,833.33 each.

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUE



                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                            SHARES                        UNDERLYING UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                           ACQUIRED          VALUE            AT FISCAL YEAR END (1)          AT FISCAL YEAR END (2)
         NAME            ON EXERCISE     REALIZED (2)        EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
---------------------   -------------   --------------   --------------------------------   --------------------------
John P. McCann               5,892        $  39,403              401,457/286,076                      $--/$--
John S. Schneider               --               --               41,932/178,068                      $--/$--
James Dolphin(3)            12,660          (15,825)             284,064/ --                          $--/$--
Richard A.Giannotti             --               --               70,754/101,178                      $--/$--
Mark E. Wood                    --               --                6,622/38,378                       $--/$--

----------
(1) Includes unvested options for 220,000 shares, 150,000 shares, 33,333 shares and 33,333 shares for Messrs. McCann, Schneider, Giannotti and Wood, respectively.

(2) These values are calculated based on the difference between the exercise price(s) and the fair market value of the stock, as determined by reference to the closing sale prices on the NYSE as of the exercise date(s) or December 31, 1998, as appropriate.

(3) In accordance with a severance agreement dated October 7, 1998 by and between the Company and Mr. Dolphin, all of Mr. Dolphin's options became exercisable as of December 31, 1998.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board is responsible for developing and administering compensation programs for (i) executive officers, including base salaries, annual incentives and long term incentive plans; and (ii) long term incentive compensation plans for all associates. This Committee also sets annual objectives for the Chief Executive Officer and approves annual objectives for the Chief Operating Officer and the Chief Financial Officer based upon recommendations of the Chief Executive Officer. The Chief Executive Officer sets the annual objectives for the other Named Executives.


COMPENSATION DESIGN AND PHILOSOPHY

     The Company's compensation plan for officers and other key associates is designed to:

     o provide appropriate incentives for the executives while aligning their interests with those of the Company's shareholders.

     o be competitive.

     o attract and retain management talent.

     o focus key associates on business objectives and critical issues.

     With respect to executive officer compensation, the Compensation Committee has adopted the following specific philosophies:

     o base salaries should be slightly below industry averages.

     o annual incentive compensation, which is tied to meeting Company and individual objectives, should be approximately equal to industry average when objectives are met.

     o long term incentive compensation, which aligns the interest of executive officers with those of shareholders, can be above industry averages when the long-term performance of the Company's common stock is above average.

     The Company's executive compensation consists of base salary, annual incentives and long term incentives. Each of the elements and the process are described below.


BASE SALARY

     The Chief Executive Officer makes recommendations to and consults with the Compensation Committee as to the amount of proposed base salaries for the Chief Operating Officer and the Chief Financial Officer. After consulting with the Chief Executive Officer, and considering the factors discussed below, the Compensation Committee sets the base salaries for the year. Factors considered by the Compensation Committee in setting base salaries include salaries paid for similar positions within the real estate and REIT industry (with emphasis on the multi-family sector) as published in industry statistical surveys, any planned change of responsibility for the forthcoming year, and proposed base salary relative to that of the other executive officers, Company performance and total return to shareholders versus other apartment REITs, with no one factor being given more weight than any of the other factors. The Compensation Committee also considered the comments of the KPMG Peat Marwick LLP, now William M. Mercer, Inc. (the "Compensation Consultant") hired by the Company in 1998 (see "Long Term Incentives") when setting base salaries for the Chief Executive Officer and the Chief Operating Officer.


ANNUAL INCENTIVES

     After the full Board establishes annual Company objectives, the Compensation Committee establishes performance measures and targets for the Chief Executive Officer, and for the Chief Operating Officer and Chief Financial Officer after consulting with the Chief Executive Officer. The Chief Executive Officer establishes performance measures and targets for the other key executives and weighting among Company, departmental and personal performance objectives depending upon the particular executive's responsibilities. The targets were used to focus the executive's attention on key business issues and objectives.

     There are two key components to annual incentive compensation. The first component for the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer was up to 50% of annual incentive compensation based upon (i) growth in funds from operations ("FFO") versus the prior year; and (ii) Company total return to common shareholders versus other apartment REITs as shown on the performance graph in this proxy statement. The actual amount of this component is a function of the rate of FFO per share growth over the prior year and the actual total return to shareholders as compared to other apartment REITs (the "Index") as shown in the performance graph in this proxy statement. The Company did not reach either of these performance goals in 1998, so none of the Named Executives earned this component of annual incentive compensation for 1998. The second component, consisting of departmental and personal objectives, focused on individual areas of responsibility and goals for each executive, such as strategic Company objectives for Mr. McCann, property performance growth and various new initiative objectives for Mr. Schneider and financing, systems and shareholder relations objectives for Mr. Dolphin. Certain objectives were met, including, with respect (i) to the Chief Executive Officer, progress on the strategic repositioning and the AAC Merger; and (ii) with respect to the Chief Operating Officer, same community net operating income growth.

LONG TERM INCENTIVES

     During 1998, the Compensation Committee engaged the Compensation Consultant to study program design for long term executive incentive compensation, including the Stock Purchase Plan and the Stock Option Plan, which were the principal long term incentive compensation vehicles of the Company, and employment contracts. The Compensation Consultant made several recommendations to the Compensation Committee, including an annual grant of stock options with vesting over three years, the implementation of a shareholder value plan and revisions to executive employment agreements.2

     Historically, the Company has used either annual grants or biannual grants of stock options vesting over one or two years as the principal means of long term incentive compensation. The Compensation Consultant recommended that stock options, and restricted stock in the case of non-officer key associates, be granted every year but vest over three years to better bind officers and other key associates to the Company and to align the interests of officers and non-officers to stock performance and the shareholders. The Compensation Committee adopted these recommendations in 1998. In order to begin granting options annually to implement the recommendation, the officers agreed that unvested options that were granted in 1997 were cancelled. The Company then granted options for 1998, that vest over a three year period beginning in 1999, at an exercise price of $10.875, which was the fair market value of the Common Stock as of December 8, 1998.

     The Compensation Consultant also recommended a shareholder value plan ("Shareholder Value Plan") as the second part of long term incentive compensation, which the Compensation Committee adopted for 1999 long term incentive compensation. Compensation in the Shareholder Value Plan is tied to the total return to shareholders over a three year period exceeding the Index. Because there is a new three year performance period each year, the Shareholder Value Plan also binds the officers to the Company and aligns this component of long term incentive compensation to total shareholder return.

     The following tables present information concerning the cancellation of stock options previously awarded to the Company's executive officers and the new stock option grants described above. The Company does not grant stock appreciation rights.


----------
2 Recommendations concerning employment agreements, which were adopted by the Compensation Committee, are described in the "Employment Agreements" section below.

                        TEN YEAR OPTION/SAR REPRICINGS



                                                                                                      LENGTH OF
                                          NUMBER OF                                                   CANCELLED
                                         SECURITIES                                                  OPTION TERM
                                         UNDERLYING          MARKET PRICE        EXERCISE PRICE      REMAINING AT
                                           OPTIONS            OF STOCK AT          AT TIME OF          DATE OF
         NAME               DATE      CANCELLED (#)(1)     CANCELLATION ($)     CANCELLATION ($)     CANCELLATION
----------------------   ---------   ------------------   ------------------   ------------------   -------------
John P. McCann           12/8/98          106,667              $ 10.88              $ 14.25            9 years
John S. Schneider        12/8/98           80,000              $ 10.88              $ 14.25            9 years
Richard A. Giannotti     12/8/98           33,333              $ 10.88              $ 14.25            9 years
Mark E. Wood             12/8/98           13,333              $ 10.88              $ 14.25            9 years
Curtis W. Carter         12/8/98           40,000              $ 10.88              $ 14.25            9 years
Robert C. Landis         12/8/98           40,000              $ 10.88              $ 14.25            9 years
Walter J. Lamperski      12/8/98           40,000              $ 10.88              $ 14.25            9 years
Katheryn E. Surface      12/8/98           40,000              $ 10.88              $ 14.25            9 years

----------
(1) These options vested in 1999.


                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)


                                            INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE VALUE
                            NUMBER OF       PERCENT OF TOTAL                                       AT ASSUMED ANNUAL
                           SECURITIES         OPTIONS/SAR'S                                      RATES OF SHARE PRICE
                           UNDERLYING          GRANTED TO        EXERCISE OR                 APPRECIATION FOR OPTION TERM
                          OPTIONS/SAR'S       EMPLOYEES IN       BASE PRICE     EXPIRATION   -----------------------------
         NAME            GRANTED (#)(2)        FISCAL YEAR        ($/SHARE)        DATE          5% ($)         10% ($)
---------------------   ----------------   ------------------   ------------   -----------   -------------   -------------
John P. McCann              220,000               19.34%          $ 10.875       12/8/08      $1,504,630      $3,813,029
John S. Schneider           150,000               13.18%          $ 10.875       12/8/08      $1,025,884      $2,599,792
Richard A.Giannotti          33,333                2.93%          $ 10.875       12/8/08      $  227,972      $  577,726
Mark E. Wood                 33,333                2.93%          $ 10.875       12/8/08      $  227,972      $  577,726
Curtis W. Carter             45,000                3.96%          $ 10.875       12/8/08      $  307,765      $  779,938
Walter J. Lamperski          45,000                3.96%          $ 10.875       12/8/08      $  307,765      $  779,938
Robert C. Landis             45,000                3.96%          $ 10.875       12/8/08      $  307,765      $  779,938
Katheryn E. Surface          40,000                3.52%          $ 10.875       12/8/08      $  273,569      $  693,278

----------
(1) A total of 1,137,665 employee stock options were granted in 1998.

(2) These options vest over a three year period beginning in 1999.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with each of the Named Executives, other than Mr. Wood, in December of 1998, terminating agreements that had previously been entered into with Messrs. McCann, Schneider and Giannotti. The new agreements were executed to incorporate covenants not to compete and non-solicitation protections for the Company and change of control protections for the executives in accordance with the recommendations of the Compensation Consultant. The employment agreement for Mr. Dolphin terminated as of December 31, 1998. The employment agreements (i) expire annually on December 31 but renew automatically for successive one year periods unless sooner terminated; (ii) are on substantially similar terms except for base compensation terms; (iii) provide annual base salaries for the executives, subject to increase at the discretion of the Board of Directors or the Chief Executive Officer in the case of Mr. Giannotti, which base salaries are disclosed in the Summary Compensation Table; and (iv) provide for annual incentive/bonus compensation, as described above. Other than in the event of a change of control which is described below, the agreements provide that the executive is entitled to severance pay equal to (x) one year of annual base salary; (y) incentive/bonus compensation earned by the executive for that year; and (z) an amount equal to the sum of annual incentive compensation earned by the executive over the past two calendar years divided by two.

     The agreements also provide for certain benefits in the event of a change of control of the Company followed by termination of employment without cause following the change of control for a period of two years. The benefits are also paid in the event of termination by the employee for certain reasons, including the assignment to the executive of duties inconsistent with those that are currently assigned, greater than a 10% decrease in pay, change in principal work location or decrease in benefits. In the event of a change of control, Messrs. McCann and Schneider are to receive up to three years of annual base compensation, incentive compensation and benefits, and Mr. Giannotti is to receive up to two years of annual base compensation, incentive compensation and benefits. All incentive compensation is based upon the average annual incentive compensation earned by the executive for the two calendar years prior to the effective date of termination. The agreements also provide for all long term benefits to become fully vested and payable upon the change of control.


                            COMPENSATION COMMITTEE

                          Robert P. Freeman, Chairman

       R. Toms Dalton, Jr.                          Mark J. Sandler

Jon A. Grove                                            C. Harmon Williams, Jr.

PERFORMANCE GRAPH

     The following graph indicates appreciation of $100 invested on December 31, 1993, in Company Common Stock ("UDR"), S&P 500, NAREIT Equity REIT Total Return Index and NAREIT Equity Apartment REIT Total Return Index securities, assuming full reinvestment of dividends.



                                    [GRAPH]





                                  1993        1994          1995          1996          1997          1998
United Dominion Realty Trust      100         106.53        118.32        130.58        125.84        100.98
NAREIT Equity Apartment           100         102.19        114.76        147.31        170.93        157.29
NAREIT Equity                     100         103.17        118.93        160.86        193.45        159.60
S&P 500                           100         101.31        139.23        171.24        228.37        293.64

     The NAREIT Equity Apartment Index and NAREIT Equity Index are published by The National Association of Real Estate Investment Trusts ("NAREIT"). Index data reflect monthly reinvestment of dividends and are based upon the monthly closing prices of shares of all tax-qualified equity apartment REITs and equity REITs, including the Company, listed on the New York Stock Exchange, the American Stock Exchange and traded in the NASDAQ National Market System. At December 31, 1998, the NAREIT Equity Apartment Index included 26 equity apartment REITs with a total market capitalization of $22.4 billion and the NAREIT Equity Index included 173 equity REITs with a total market capitalization of $126.9 billion.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Company, from its inception, has engaged the firm of Ernst & Young, LLP or a predecessor as its independent public accountants, and the Audit Committee of the Board selected Ernst & Young, LLP as auditors for 1999.

     Representatives of Ernst & Young, LLP will be present at the Annual Meeting, will be given the opportunity to make any statement they desire to make and will be available to respond to questions.


MATTERS TO BE PRESENTED AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS

     Any qualified shareholder wishing to make a proposal to be acted upon at the Annual Meeting of Shareholders in 2000 must submit such proposal, to be considered by the Company for inclusion in the proxy statement, to the Company at its principal office in Richmond, Virginia, no later than December 11, 1999.



OTHER MATTERS

     Management knows of no matters other than election of directors likely to be brought before the Annual Meeting. However, if any matters not now known come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the shares represented by such proxy on such matters in accordance with their best judgment.







     THE COMPANY DEPENDS UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY AT ONCE.

Proxy Solicited by the                                    Shares of Common Stock
Board of Directors


                       United Dominion Realty Trust, Inc.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 11, 1999

     The undersigned hereby appoints John P. McCann and John S. Schneider as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of Common Stock of the undersigned in United Dominion Realty Trust, Inc. at the Annual Meeting of Shareholders to be held on May 11, 1999, and at any and all adjournments thereof:



                   (Please date and sign on the reverse side)


This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR election of all nominees for the Board of Directors who are listed, all as described in the Proxy Statement dated March 26, 1999, receipt of a copy of which is acknowledged by execution of this proxy.


--------------------------------------------------------------------------------
                             ^FOLD AND DETACH HERE^







                           [UNITED DOMINION LOGO]






1. ELECTION OF DIRECTORS      Nominees: Jeff C. Bane, R. Toms Dalton, Jr., Robert P. Freeman,   2. SUCH OTHER BUSINESS AS MAY
                                        Jon A. Grove, James D. Klingbeil, Barry M. Kornblau,       PROPERLY COME BEFORE THE MEETING.
FOR all nominees        VOTE WITHHELD   John P. McCann, Lynne B. Sagalyn, Mark J. Sandler,
listed (except as     for all nominees  Robert W. Scharar and John S. Schneider                     FOR   AGAINST   ABSTAIN
written to the             listed       (INSTRUCTION: To withhold authority to vote for any          [  ]    [  ]     [   ]
  contrary)                                           individual nominee, write that nominee's
    [   ]                  [    ]                     name in the space provided below.)
                                            __________________________________________________



                                                                             Dated: ______________________________,1999

                                                                             __________________________________________

                                                                             __________________________________________
                                                                                              (Signature)

                                                                             Please sign exactly as your name(s) appear(s) on this
                                                                             proxy. Only one owner of jointly owned shares need
                                                                             sign. When signing in a representative capacity, please
                                                                             give title. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN
                                                                             THIS PROXY USING THE ENCLOSED ENVELOPE.




--------------------------------------------------------------------------------
                             ^FOLD AND DETACH HERE^


UNITED DOMINION REALTY TRUST, INC.
    ANNUAL SHAREHOLDERS' MEETING


     TUESDAY, MAY 11, 1999                           [MAP]
           4:00 P.M.

      OMNI RICHMOND HOTEL
       JAMES RIVER ROOM
    100 SOUTH 12TH STREET
    RICHMOND, VIRGINIA 23219






Coming From The North
(Fredericksburg, Washington, D.C., Maryland...)
Arriving on 95 South o Take exit 74A (195 or Downtown
Expressway) o Take first exit which is Canal Street exit o Next right onto 10th Street (see sign for Shockoe Slip) o Take right at next light which is Cary Street.

Coming From The South
(Petersburg, North Carolina...)
Arriving on 95 North o Take exit 74A (195 or Downtown
Expressway) o Take first exit which is Canal Street exit o Next right onto 10th Street (see sign for Shockoe Slip) o Take right at next light which is Cary Street.

Coming From The West
(Charlottesville, Lexington...)
Follow 64 East to 95 South o Take exit 74A (195 or Downtown
Expressway) o Take first exit which is Canal Street exit o Next right onto 10th Street (see sign for Shockoe Slip) o Take right at next light which is Cary Street.

Coming From The East
(Virginia Beach, Norfolk, Williamsburg or Richmond Airport...) Arriving on 64 West o Take exit to 95 South o Take exit 74A (195 or Downtown Expressway) o Take first exit which is Canal Street exit o Next right onto 10th Street (see sign for Shockoe
Slip) o Take right at next light which is Cary Street.



For your convenience, the Company will validate parking for the garage located beneath the Omni Richmond Hotel.